   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997
                                                              FILE NO. 333-21647

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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

                          INTERNATIONAL COMPUTEX, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         GEORGIA                     7372                        58-1938206
 (STATE OR JURISDICTION  (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
           OF             CLASSIFICATION CODE NUMBER)          IDENTIFICATION
    INCORPORATION OR                                                NO.)
      ORGANIZATION)

                               ----------------

                    5500 INTERSTATE NORTH PARKWAY, SUITE 507
                             ATLANTA, GEORGIA 30328
                                 (770) 953-1464
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                               ----------------

                              HENRY B. LEVI, ESQ.
                            GAMBRELL & STOLZ, L.L.P.
                        SUITE 4300, ONE PEACHTREE CENTER
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 577-6000
                           FACSIMILE: (404) 221-6501
   (NAME, ADDRESS, AND TELEPHONE AND FACSIMILE NUMBERS OF AGENT FOR SERVICE)

                               ----------------

                                    COPY TO:
                             JAMES M. JENKINS, ESQ.
                            HARTER, SECREST & EMERY
                               700 MIDTOWN TOWER
                         ROCHESTER, NEW YORK 14604-2070
                           FACSIMILE: (716) 232-2152


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DEREGISTRATION OF COMMON STOCK

  Pursuant to Item 28(1)(c) of Part II of this Registration Statement on Form SB-2 of International CompuTex, Inc., originally filed February 12, 1997 and effective April 29, 1997, SEC File No. 333-21647, the Issuer and the Selling Shareholders hereby file this Post-Effective Amendment No. 1 to remove from registration an aggregate of 168,750 shares of Common Stock covered by said Registration Statement. Such shares were subject to the over-allotment option of the Underwriters, which option was not exercised. 84,375 of such shares were to have been sold by Issuer, while the remaining 84,375 shares were to have been sold by the Selling Shareholders, Haim E. Daham and Michael J. Galvin.

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

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on June 30, 1997.

                                          INTERNATIONAL COMPUTEX, INC.

                                          BY: /s/ Haim E. Dahan
                                             ----------------------------------
                                             HAIM E. DAHAN, CHIEF EXECUTIVE
                                             OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                        TITLE                           DATE

/s/ Haim E. Dahan                Director, Chief
--------------------------       Executive Officer and        June 30, 1997
Haim E. Dahan                    Chief Financial Officer
                                 and Selling Stockholder

/s/ Michael J. Galvin            Director and Selling
--------------------------       Stockholder                  June 30, 1997
Michael J. Galvin

/s/ Patricia Tuxbury Salem       Director and Chief
--------------------------       Accounting Officer           June 30, 1997
Patricia Tuxbury Salem
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